Exhibit 99.1 Investor Presentation Gulf South Bank Conference August 10-11, 2020 Nasdaq: RRBI Made in Louisiana. Made for Louisiana.

Forward-Looking Statements and Non-GAAP Information This presentation contains forward-looking statements that are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties, and other factors that may cause Red River Bancshares, Inc.’s (the “Company,” “RRBI,” “Red River,” “we,” or “our”) actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends. Words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words, or such other comparable words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates, and projections about the Company’s industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, assumptions, and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Unless required by law, the Company also disclaims any obligation to update any forward-looking statements. Interested parties should not place undue reliance on any forward-looking statement and should carefully consider the risks and other factors that the Company faces. For a discussion of these risks and other factors, please see the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the Securities and Exchange Commission (“SEC”) from time to time. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. This presentation contains non-GAAP financial measures, including tangible book value per share, tangible common equity to tangible assets, and PPP-adjusted metrics. The non-GAAP financial measures that we discuss in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 2

Company Overview . Red River Bancshares, Inc. was established in 1998 in Alexandria, Louisiana; Red River Bank opened its doors in January 1999 Financial Highlights As of and for the Six Months Ended June 30, 2020 . Completed IPO in May 2019 Assets (000s) $2,361,866 . Nasdaq: RRBI Loans Held for Investment (000s) $1,615,298 . Ranked 28th of banks with $1 - $5 billion in assets as of December 31, 2019 Deposits (000s) $2,069,322 (Bank Director Magazine Bank Performance Score Card) Stockholders' Equity (000s) $271,117 . Named to top 200 publicly Tangible Common Equity (000s)¹ $269,571 traded community banks by Stockholders' Equity / Assets 11.48% American Banker for 2019 Tangible Common Equity / Tangible Assets¹ 11.42% . Relationship-based approach Leverage Ratio 11.52% has yielded a diverse loan Total Risk-Based Capital Ratio 18.22% portfolio and core deposits Nonperforming Assets / Assets 0.18% . Network of 25 banking centers throughout Louisiana Net Charge-offs / Average Loans 0.07% Net Income (000s) $13,599 Return on Average Assets 1.27% Return on Average Equity 10.41% Net Interest Margin Fully Tax Equivalent (FTE) 3.26% Efficiency Ratio 56.93% Earnings Per Share (Diluted) $1.85 Book Value Per Share $37.03 Tangible Book Value Per Share¹ $36.81 Cash Dividends Per Share $0.12 Market Capitalization (000s) $321,386 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional 4 information.

Company Strengths . Consistent financial results and steady growth . Conservative credit culture with solid asset quality . Stable, low cost core deposit base . Management and directors own 23.6% of outstanding stock as of June 30, 2020, and are aligned with shareholder interest of building share value . Continuity of leadership - four of our top executives are part of the founding management team . Efficient franchise with 25 banking centers - efficiency ratio of 56.93% for the six months ended June 30, 2020 . Focused on Louisiana markets that offer growth opportunity and loan diversification . Successfully implemented Small Business Administration’s (SBA) Paycheck Protection Program (PPP) and originated $199.0 million of PPP loans . Proven ability to grow organically . Disciplined acquisition strategy – successfully integrated two acquisitions and positioned to capitalize on future opportunities . Strong capital and liquidity positions 5

Guiding Principles . CONSERVATIVE CREDIT CULTURE . Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation, and periodic adjustment, of these core lending tenets over our 21-year history. . EXPERIENCED BANKERS . In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent asset quality metrics. . “FOOTPRINT” LENDING . Borrowers and markets are known by our bankers. . We have a low level of participations purchased and shared national credits. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. . CONSISTENT LENDING STANDARDS . Fundamental goals continue to include prudent growth, broad diversification, and high quality performance. Underwriting standards remain consistent regardless of economic conditions. . RELATIONSHIP-DRIVEN CLIENT FOCUS . Our relationship-driven client focus, and consistent lending philosophy results in loyal loan customers who also provide stable core deposits. 6

Leadership Team



R. Blake Chatelain

- President, Chief Executive Officer and Director
- Founding management
- Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation
- Member of Louisiana State University Board of Supervisors from 2008 - 2020
- B.S. in Finance from Louisiana State University



Isabel V. Carriere, CPA and CGMA

- Executive Vice President, Chief Financial Officer and Assistant Secretary
- Founding management
- Previously Manager of Financial Planning department at Whitney National Bank, in the Financial Planning and Financial Reporting departments of First Commerce Corporation, and audited depository organizations and their holding companies with KPMG
- B.S. in Management from Tulane University



Bryon C. Salazar

- Executive Vice President – Chief Lending Officer
- Founding management
- Previously Commercial Banker at Rapides Bank & Trust Company
- Chairman of the Board of Trustees of Rapides Regional Medical Center
- Director of the Louisiana Banker's Association
- B.S. in Finance from Louisiana State University



Tammi R. Salazar

- Executive Vice President – Private Banking, Mortgage and Investments
- Founding management
- Previously Vice President of Rapides Bank & Trust Company
- Director of the Rapides Children's Advocacy Network and River Oaks Art Center
- B.S. in Finance from Louisiana Tech University



Amanda W. Barnett, JD

- Senior Vice President, General Counsel and Corporate Secretary
- Joined Red River Bank in 2010
- Previously with Gold, Weems, Bruser, Sues & Rundell in Alexandria, LA
- Immediate Past President of the Louisiana Bar Foundation and a past Chairman of the Bank Counsel Committee of the Louisiana Bankers Association
- B.A. in English Literature from Tulane University and J.D. from Louisiana State University

G. Bridges Hall, IV

- Northwest Market President
- Previously Credit Department Manager (Dallas) at Hibernia National Bank
- Joined Red River Bank in 2006

David K. Thompson

- Southeast Market President
- Previously Baton Rouge Commercial Group Lender at IBERIABANK
- Joined Red River Bank in 2015

Harold W. Turner

- Director (Red River Bank), Executive Vice President and Chief Corporate Development Officer
- Previously Executive Vice President and Regional Chairman (Northern Region) at Hibernia National Bank
- Joined Red River Bank in 2006

Debbie B. Triche

- Senior Vice President and Retail Administrator
- Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company
- Joined Red River Bank in 2000

Andrew B. Cutrer

- Senior Vice President and Director of Human Resources
- Previously Director of Human Resources at Bunkie General Hospital
- Joined Red River Bank in 2001

Jeffrey R. Theiler

- Senior Vice President and Chief Operations Officer
- Previously Chief Information Security Officer at Hancock Whitney Bank
- Joined Red River Bank in 2015

7

Growth and Competitive Landscape Deposits in Louisiana1 Historical Asset Growth Method As of June 30, 2019 $106.47 billion . Primarily organic growth . Red River Bank has 1.6% of Louisiana . Selective, strategic acquisitions (2003, deposits (as of June 30, 2019) 2013) . One-third of deposits in the state are held by large national banks, which are reducing their Louisiana banking center network 1Source: FDIC, Deposits as of June 30, 2019. 2IberiaBank merged with First Horizon Bank, headquartered in Memphis, TN, in July 2020. 8

Louisiana Market Overview

Central

- Includes Rapides and Avoyelles Parishes; part of the Alexandria Metropolitan Statistical Area (MSA)
- Population: 169,792
- Major employers in the area include: Procter & Gamble, Crest Industries, Union Tank Car, and Cleco

Northwest

- Includes Caddo, Bossier, and DeSoto Parishes; part of the Shreveport-Bossier City MSA
- Population: 394,706
- Economic drivers include gaming, manufacturing, healthcare, military, and information technology
- Located on the Haynesville Shale formation

Southeast

- Includes East Baton Rouge and Ascension Parishes; part of the Baton Rouge MSA
- Population: 566,663
- As the state capital and home to Louisiana State University, the state government is the largest employer in Baton Rouge; other significant industries include the industrial construction and petrochemical sectors

Southwest

- Consists of Calcasieu Parish; part of the Lake Charles MSA
- Population: 202,445
- The Lake Charles market has had the highest growth rate of any MSA in the country over the last 5 years
- Gaming, petrochemicals, and aircraft repair are the main drivers of the economy

Northshore

- Consists of St. Tammany Parish; part of the New Orleans–Metairie MSA
- Population: 260,419
- "Bedroom community" of New Orleans

Deposit Market Share

As of June 30, 2019

Red River Bank Markets	1st Banking Center Opened	Deposits ($M)	Banking Centers	Market Rank	Deposit Market Share	Increase Since 2018
Central	1999	$1,018.4	9	1st	35.2%	2.5%
Northwest	2006	$343.4	7	8th	4.6%	6.6%
Southeast	2013	$296.0	6	8th	1.7%	13.7%
Southwest	2018	$8.1	2	17th	0.2%	523.1%
Northshore	2019	N/A	1	N/A	N/A	N/A
Louisiana	1999	$1,665.9	25	9th	1.6%	5.6%

Unemployment Rates by Market



7.9%
10.7%
10.9%
10.0%
13.4%
13.2%
9.8%
12.8%
13.1%
10.1%
14.2%
14.4%
9.0%
13.2%
15.1%
Central
Northwest
Southeast
Southwest
Northshore
Jun-20
May-20
Apr-20

Source: The Louisiana Economic Outlook: 2020 and 2021; U.S. Census Bureau population estimates for 2019; FDIC, Summary Deposits as of June 30, 2019, and Louisiana Workforce Commission

9

Recent Expansion Highlights Southeast Market . 1Q19 - Completed expansion of a new market Headquarters headquarters building in Baton Rouge, Louisiana (Southeast Market) . 2Q19 - Opened a loan production office in Covington, Louisiana and hired an experienced banker, expanding Red River Bank to the Northshore of Lake Pontchartrain, part of the New Orleans-Metairie MSA (Northshore Market) Northshore Market Headquarters . 3Q19 - Converted the Covington loan production office to a permanent, full-service banking center and market headquarters (Northshore Market) . 4Q19 - Purchased an existing banking center location in Sulphur, Louisiana (Southwest market) . 1Q20 - Opened a new banking center in Sulphur, Sulphur Banking Louisiana (Southwest market) Center . 3Q20 - Hired an experienced banker and rented a location with plans to open a new loan production office in the Lafayette, Louisiana MSA 10

Delivery Channels and Focus . 25 Banking Centers in 5 Louisiana markets RETAIL BRANCH NETWORK . 27 Commercial/Private Banking Officers . 32 ATMs . Average deposits per banking center1 = $82.8 million . Online banking DIGITAL CHANNELS . Mobile banking . Personal Touch 24 . Dedicated team of treasury management officers CASH MANAGEMENT . ACH, sweep, balance reporting, remote deposit capture, merchant services, positive pay, and reverse positive pay . Robust mortgage operations MORTGAGE AND BROKERAGE . Mortgage – YTD through June 30, 2020, closed 598 loans for $138.5 million, resulting in $2.8 million in revenue. YTD through June 30, 2019, closed 285 loans for $54.1 million, resulting in $1.2 million in revenue. . Red River Investments Group converted our registered broker-dealer relationship to LPL Financial in the second quarter of 2020. Assets under management at June 30, 2020, totaled $588.6 million. 1As of June 30, 2020 11

Basic, Conventional Balance Sheet Balance Sheet As of June 30, 2020 (in thousands) Assets . Well capitalized with 11.52% leverage Cash and cash equivalents$ 241,351 ratio Securities available-for-sale 413,246 . Strong liquidity Loans held for investment (HFI) 1,615,298 . Noninterest-bearing DDAs/total Allowance for loan losses (14,882) deposits = 41.48% Intangible assets 1,546 . Loans HFI/Deposits = 78.06% Premises and equipment, net 41,465 Other assets 63,842 . No brokered deposits Total Assets$ 2,361,866 . Conservative securities portfolio Liabilities . 62% Mortgage-backed securities Noninterest-bearing deposits$ 858,397 Interest-bearing deposits 1,210,925 . 36% Municipal Bonds Total Deposits 2,069,322 . 2% US Agencies Other liabilities 21,427 . No subordinated debt or other Total Liabilities$ 2,090,749 borrowings Stockholders' Equity Total Stockholders' Equity 271,117 . Minimal intangible assets Total Liabilities and . Began paying quarterly dividends in Stockholders' Equity $2,361,866 the first quarter of 2020 13

Loan Portfolio Composition Loans HFI Mix . Broad diversification by industry As of June 30, 2020 . Highest industry concentration is in health care at 9.4% (excluding PPP loans) . No health care credits on Watch List . Low levels of commercial real estate (CRE) relative to state, regional, and national peers . Concentration ratios as a % of risk based capital are well below bank regulatory guidelines: . Construction & Development Ratio: 55.7% . Commercial Real Estate Ratio: 147.5% Total Loans HFI ($M) Largest Industry Concentrations As of June 30, 2020 (excluding PPP Loans) $1,615 Health care 9.4% $1,439 $1,328 Construction 4.4% $1,248 $1,147 Retail Trade 4.3% Investor 1-to-4 & Multifamily 4.0% Accommodation & Food Service 3.6% Religious & Other Nonprofit 2.6% Public Administration 2.6% Energy 2.0% Finance & Insurance 1.8% 2016 2017 2018 2019 2Q20 CRE 1-4 Family Residential C&D C&I Tax-Exempt Consumer PPP Manufacturing 1.7% 14

Loans By Market

- Area of largest loan origination (Central market) has lowest unemployment of Louisiana's metro areas[1]
- All five of our markets have an unemployment rate below state and national averages
- Little exposure to the tourism and energy driven areas of Louisiana



Northwest market
Shreveport - Bossier City
Central market
Alexandria
Northshore market
Covington
Southwest market
Baton Rouge
Lake Charles
Southeast market

Non-PPP Loans HFI originated by geographic market[2]
As of June 30, 2020



Northshore
2.6%
Northwest
24.2%
Southeast
26.3%
Southwest
4.7%
Central
42.2%

Unemployment Rate (June 2020[1])



7.9%
Central
10.0%
Northwest
9.8%
Southeast
10.1%
Southwest
9.0%
Northshore
10.5%
Louisiana
11.2%
United States

[1]Source: Louisiana Workforce Commission data for June 2020
[2]Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

15

Asset Quality Asset Quality Metrics Remain Solid As of and for the quarter ended June 30, 2020 March 31, 2020 Nonperforming assets to total assets 0.18% 0.30% Allowance for loan losses to loans HFI 0.92% 0.99% Allowance for loan losses to non-PPP loans HFI1 1.05% 0.99% Net charge-offs to total average loans (QTD) 0.06% 0.00% . Nonperforming Assets (NPAs) – June 30, 2020 . NPAs ratio of 0.18% is the lowest since 2010 . NPAs decreased due to the partial pay down and ultimate charge-off of a previously classified nonaccrual energy loan . Allowance for loan losses (ALL) – June 30, 2020 . ALL ratio (excluding PPP loans) increased to 1.05%1 . Net charge-offs up due to charge-off of a previously classified nonaccrual energy loan . Increased provision due to expected economic pressures relating to COVID-19 pandemic . Provision Expense . In second quarter of 2020, we assessed the possible impact of the economic shutdown on our loan portfolio and increased the provision expense by $1.0 million to $1.5 million. . We are closely monitoring asset quality and will adjust the provision for loan losses as needed in the third and fourth quarters of 2020 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 16

Health Care Loans - 9.4% of Non-PPP Loans HFI1 . Largest industry concentration Health Care Loans by Subtype As of June 30, 2020 . Average loan size = $267,000 . No shared national credits, no real estate investment trusts . Health care deferral requests were minimal at 1.6% of non-PPP loans HFI1 and concentrated with smaller independent physician and dental practices . Health care credits with active deferrals as of June 30, 2020, were $3.7 million, or 0.3% of non-PPP loans HFI1 . Nursing care facilities operate under a certificate of need system in Louisiana ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional 17 information.

Energy Loans - 2.0% of Non-PPP Loans HFI1 . As of June 30, 2020, the energy portfolio (EP) totaled $28.0 million, or 2.0%, of non-PPP loans HFI1, down from a multi-year high of 4.2% in 2016 . 31.7% of the EP are participations purchased or syndicated credits, totaling $8.9 million, of which 78.1% were criticized . 68.3% of the EP were originated by Red River Bank, totaling $19.1 million, of which 26.1% were criticized . 95.0% of the EP is performing . 5.0% of the EP is nonperforming with 100% of the nonperforming EP loans being loans not originated by Red River Bank . Total charge-offs in the EP since 2016 were $2.2 million . No reserve-based lending 1 Energy Loans by Service Type Energy Loans/Total Non-PPP Loans HFI As of June 30, 2020 4.2% 3.4% 2.9% 2.2% 2.0% 2016 2017 2018 2019 2Q20 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional 18 information.

Loan Modifications Related to COVID-19 Total Deferrals Granted Through Dates Indicated March 31, 2020 April 30, 2020 June 30, 2020 Percent of Percent of Percent of Non-PPP Non-PPP Non-PPP 1,2 1,2 1 (dollars in thousands) Amount Loans HFI Amount Loans HFI Amount Loans HFI Principal and Interest$ 3,373 0.2%$ 64,187 4.4%$ 80,560 5.7% Principal Only 109,979 7.6% 182,129 12.6% 191,591 13.4% Total Deferrals$ 113,352 7.8%$ 246,316 17.0%$ 272,151 19.1% . Implemented 90-day loan payment deferments in response to COVID-19 economic shutdowns . As of June 30, 2020 . Deferrals granted - $272.2 million, 19.1% of non-PPP loans HFI1 . Deferrals expired - $119.4 million, 43.9% of deferrals granted . Active deferrals- $152.8 million, 10.7% of non-PPP loans HFI1 . As of July 31, 2020 . Deferrals expired - $224.5 million, 15.8% of non-PPP loans HFI1 . Active deferrals - $42.6 million, 3.0% of non-PPP loans HFI1 . Renewed deferrals – active deferrals include approved second 90-day deferrals of $21.5 million, 1.5% of non-PPP loans HFI1 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Loans HFI as of March 31, 2020 19

Loan Categories Most Impacted by COVID-19

(dollars in thousands)	June 30, 2020 Loans Amount	Loans Percent of Non-PPP Loans HFI[1]	Loans with Active COVID-19 Payment Deferment Amount	Loans with Active COVID-19 Payment Deferment Percent of Non-PPP Loans HFI[1]
By Industry:				
Hospitality services:				
Hotels and other overnight lodging	$ 25,330	1.8%	$ 23,830	1.7%
Restaurants - full service	9,314	0.7%	2,010	0.1%
Restaurants - limited service	12,635	0.9%	51	- %
Other	3,642	0.2%	426	- %
Total hospitality services	$ 50,921	3.6%	$ 26,317	1.8%
Hospitality services average loan size	$ 359			
Retail trade:				
Automobile dealers	$ 36,696	2.6%	$ 2,874	0.2%
Other retail	23,767	1.7%	1,377	0.1%
Total retail trade	$ 60,463	4.3%	$ 4,251	0.3%
Retail trade average loan size	$ 334			
Energy	$ 27,952	2.0%	$ 5,505	0.4%
Energy average loan size	$ 717			
Total sectors	$139,336	9.9%	$ 36,073	2.5%

- Hotel exposure
  - Only one property financed in the tourism-driven downtown New Orleans market
  - The remaining hotel properties in our portfolio are located throughout Louisiana in areas that are not primarily tourism-driven
- Restaurant exposure
  - Majority of restaurant credits in fast and quick service concepts
  - Not located in tourism-driven areas
- Loans collateralized by non-owner occupied properties leased to retail establishments totaled $37.7 million, or 2.6% of non-PPP loans HFI[1]

[1]Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information.

20

Paycheck Protection Program

(dollars in thousands)	Number of Loans: Number	Number of Loans: Percent of PPP Loans	PPP Loans Originated: Amount	PPP Loans Originated: Percent of PPP Loans	Total Fee (24 months)
Loan Size					
$150 or less	1,118	80.8%	$ 48,576	24.4%	$ 2,429
Greater than $150 to $350	136	9.8%	31,795	16.0%	1,590
Greater than $350 to less than $2,000	120	8.7%	90,438	45.4%	2,713
$2,000 to less than $4,000	10	0.7%	28,238	14.2%	282
$4,000 to $10,000	-	0.0%	-	0.0%	-
Total PPP loans originated	1,384	100.0%	$ 199,047	100.0%	$ 7,014

- Red River Bank participated in the Paycheck Protection Program in the second quarter of 2020
- Originated 1,384 PPP loans totaling $199.0 million at 1.0% interest rate. Average loan size = $144,000
- PPP loan origination fees = $7.0 million (3.52% of originated PPP loans)
- PPP income 2Q20 = $1.2 million with 2.99% yield (interest = $423,000 and fees = $730,000)
- PPP loans as of June 30, 2020 = $192.7 million ($199.0 million loans less $6.3 million of deferred fees)
- PPP plans for the third and fourth quarters of 2020 – work with borrowers to achieve forgiveness and repayment
- PPP loans in Louisiana as of June 30, 2020
  - Louisiana Total PPP Loans[1] = $7.34 billion
  - Red River Bank PPP Loans = $199.0 million = 2.7% of Louisiana PPP loans
  - Red River Bank Deposit Market Share in Louisiana[2] = 1.6% of deposits

[1]Source: SBA PPP Report through 6/30/2020
[2]Source: FDIC as of 6/30/2019

21

Attractive Core Deposit Base Deposit Mix . Noninterest-bearing deposits are 41.48% of total As of June 30, 2020 deposits . Deposits increased $341.5 million, or 19.8%, in the second quarter of 2020. Customers received funds from various government stimulus programs and deposited the proceeds from the PPP loans. There was also higher deposit account opening activity. . Core deposits1 are 95.5% of total deposits . No brokered deposits . Cost of deposits was 0.41% for the three months ended June 30, 2020 Total Deposits ($M) Noninterest-bearing Deposits ($M) $2,069 $1,721 $858 $1,646 $1,473 $1,526 $548 $585 $475 $504 2016 2017 2018 2019 2Q20 2016 2017 2018 2019 2Q20 DDA NOW Money Market Savings Time <= 250k Time > 250k 1 Core deposits are calculated as total deposits less time deposits greater than $250,000 22

Second Quarter 2020 Financial Results

- Net income increased $109,000 from prior quarter to $6.9 million for 2Q20
- EPS (diluted) was $0.93 for 2Q20
- Assets increased 17.5%, or $351.2 million, to $2.36 billion
- Assets excluding PPP loans[1] increased 7.9%, or $158.5 million, to $2.17 billion
- Net interest margin FTE decreased 29 basis points to 3.12%
- Nonperforming assets to assets ratio decreased to 0.18%

	As of and for the Three Months Ended		
(dollars in thousands, except per share data)	*June 30, 2020*	*March 31, 2020*	*June 30, 2019*
Net income	$ 6,854	$ 6,745	$ 5,538
Earnings per share, diluted	$ 0.93	$ 0.92	$ 0.78
Cash dividends per share	$ 0.06	$ 0.06	$ -
Return on average assets	1.20%	1.36%	1.18%
Return on average equity	10.30%	10.53%	9.92%
Net interest margin FTE	3.12%	3.41%	3.51%
Efficency ratio	56.50%	57.40%	62.81%
Total assets	$ 2,361,866	$ 2,010,701	$ 1,892,918
Loans held for investment	$ 1,615,298	$ 1,447,362	$ 1,393,154
Noninterest-bearing deposits	$ 858,397	$ 607,322	$ 576,934
Total deposits	$ 2,069,322	$ 1,727,782	$ 1,634,590
Loans HFI to deposits ratio	78.06%	83.77%	85.23%
Noninterest-bearing deposits to deposits ratio	41.48%	35.15%	35.30%
Nonperforming assets to total assets	0.18%	0.30%	0.70%
Net charge-offs to average loans	0.06%	0.00%	0.00%
Leverage ratio	11.52%	12.89%	12.83%
Book value per share	$ 37.03	$ 36.08	$ 32.59
Tangible book value per share[1]	$ 36.81	$ 35.87	$ 32.38

[1]Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

24

Net Interest Margin and Net Interest Income . Second quarter of 2020 was impacted by full quarter of lower interest rate environment . Net interest margin FTE decreased 29 basis points to 3.12% . Net interest income increased $868,000 during the second quarter of 2020 Loan Yield 5.00% 4.60% 4.61% 4.53% 4.50% 4.21% Net Interest Margin - FTE 4.00% 3.51% 3.55% 3.50% 3.41% 3.12% 3.00% 2.40% 2.19% Average Effective Fed Funds Rate 2.00% 1.64% 1.26% Cost of Deposits 1.00% 0.60% 0.60% 0.57% 0.58% 0.41% 0.00% 0.06% 2Q19 3Q19 4Q19 1Q20 2Q20 25

Loan Yield and Net Interest Ratios Excluding PPP Loans1 . PPP income = $1.2 million yielding 2.99% . Excluding PPP loans, net interest margin FTE decreased 28 basis points to 3.13%1 For the Three Months Ended June 30, 2020 March 31, 2020 Excluding Excluding Ratios Actual PPP loans1 Actual PPP loans1 Loan Yield 4.21% 4.34% 4.50% 4.50% Net Interest Spread 2.75% 2.79% 3.00% 3.00% Net Interest Margin 3.07% 3.08% 3.36% 3.36% Net Interest Margin FTE 3.12% 3.13% 3.41% 3.41% ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional 26 information.

Noninterest Income . Noninterest income increased $1.1 million from 1Q20 to $5.8 million for 2Q20 . Noninterest Income Mortgage loan income increased For the quarter ended June 30, 2020 $1.1 million from 1Q20 to $1.9 (dollars in thousands) million due to increased refinancing activity . Gain on sale of securities = $840,000 from portfolio restructuring transactions . Loan and deposit income increased $327,000 primarily due to $230,000 of nonrecurring loan fees . Service charges on deposit accounts decreased $510,000 due to lower customer transaction activity and temporarily reduced deposit fees 27

Operating Expenses . Operating expenses increased $919,000 from 1Q20 to $12.9 million for 2Q20 Operating Expenses . 1Q20 had a $311,000 expense For the quarter ended June 30, 2020 reversal for the dissolution of an (dollars in thousands) acquired subsidiary . Personnel expense increased $298,000 due to annual merit increases and increased revenue- based commission . Regulatory assessment expense returned to normal with a 2Q20 FDIC insurance assessment . Legal and professional expenses increased due to increased collection, audit, and compliance expenses 28

Future Plans . Continue building a strong, super-community bank serving Louisiana . Focus on assisting our customers, communities, and employees through the pandemic and economic shutdown . Aggressively monitor asset quality trends and adjust provision expense as appropriate . Monitor markets for opportunity for organic growth or key acquisitions . Seek to take advantage of significant disruption in the marketplace due to mergers and acquisitions and branch closures/limited service by larger national banks . Continue to add key talent and grow customer relationships . Continue to invest in digital banking tools to provide customers the best of technology and people 30

Summary Diversified loan portfolio with solid asset quality and allowance Originated $199.0 million of PPP loans in second quarter of 2020 COVID-19 loan deferrals = $42.6 million, 3.0% of non-PPP loans HFI1 (as of July 31, 2020) Continued organic growth opportunity throughout Louisiana Well capitalized with 11.52% leverage ratio as of June 30, 2020 Consistent returns through June 30, 2020, with YTD ROA = 1.27% Made in Louisiana. Made for Louisiana. ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional 31 information.

Appendix 33

Non-GAAP Reconciliation As of June 30, As of March 31, As of June 30, (dollars in thousands, except per share data) 2020 2020 2019 Tangible common equity Total stockholders' equity$ 271,117 $ 264,175 $ 237,911 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP)$ 269,571 $ 262,629 $ 236,365 Common shares outstanding 7,322,532 7,322,532 7,300,246 Book value per common share$ 37.03 $ 36.08 $ 32.59 Tangible book value per common share (non-GAAP)$ 36.81 $ 35.87 $ 32.38 Tangible assets Total assets$ 2,361,866 $ 2,010,701 $ 1,892,918 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible assets (non-GAAP)$ 2,360,320 $ 2,009,155 $ 1,891,372 Total stockholders' equity to assets 11.48% 13.14% 12.57% Tangible common equity to tangible assets (non-GAAP) 11.42% 13.07% 12.50% 34

Non-GAAP Reconciliation As of June 30, As of March 31, As of June 30, (dollars in thousands) 2020 2020 2019 Non-PPP loans HFI Loans HFI$ 1,615,298 $ 1,447,362 $ 1,393,154 Adjustments: PPP loans, net (192,655) - - Non-PPP loans HFI (non-GAAP)$ 1,422,643 $ 1,447,362 $ 1,393,154 Assets excluding PPP loans, net Assets$ 2,361,866 $ 2,010,701 $ 1,892,918 Adjustments: PPP loans, net (192,655) - - Assets excluding PPP loans, net (non-GAAP)$ 2,169,211 $ 2,010,701 $ 1,892,918 Allowance for Loan Losses$ 14,882 $ 14,393 $ 13,591 Deposits$ 2,069,322 $ 1,727,782 $ 1,634,590 Loans HFI to deposits ratio 78.06% 83.77% 85.23% Non-PPP loans HFI to deposits ratio (non-GAAP) 68.75% 83.77% 85.23% Allowance for loans losses to loans HFI 0.92% 0.99% 0.98% Allowance for loans losses to non-PPP loans HFI (non-GAAP) 1.05% 0.99% 0.98% 35